CASH POOLING AND LOAN AGREEMENT

                          Dated as of February 1, 1985

     UNITIL CORPORATION, a New Hampshire corporation ("UNITIL"), CONCORD ELECTRIC COMPANY, a New Hampshire corporation ("Concord"), EXETER & HAMPTON ELECTRIC COMPANY, a New Hampshire corporation ("Exeter"), UNITIL POWER CORP., a New Hampshire corporation ("UNITIL Power"), and UNITIL SERVICE CORP., a New Hampshire Corporation ("UNITIL Service") (UNITIL, Concord, Exeter, UNITIL Power and UNITIL Service are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties"), agree as follows:

Section 1.   Certain  Defined  Terms.

     As used in this Agreement and unless otherwise expressly indicated herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Advance" means an advance from the Cash Pool pursuant to Section 3 hereof and refers to a Bank Advance or a Surplus Advance.

               "Bank Advance" means an Advance of Bank Borrowings.

               "Bank Borrowings" means bank borrowings made by UNITIL and contributed to the Cash Pool.

               "Business Day" means a day of the year on which banks are not required or authorized to close in Boston, Massachusetts.

               "Cash Pool" means the pool of cash, comprising Surplus Funds and Bank Borrowings, from which Advances are made.

               "Surplus   Advance"   means  an   Advance   of   Surplus   Funds.

               "Surplus Funds" means surplus funds contributed to the Cash Pool by the Parties.

Section 2.  Contributions to the Cash Pool.

     Funds contributed to the Cash Pool will be deposited in one or more common bank deposit accounts established and maintained for the Cash Pool. Each Party shall have an independent withdrawal authority with respect to the funds which it has contributed to the Cash Pool and any earnings attributable to such funds which are not funding an outstanding Advance.

Section 3.  Advances

     Section 3.01. (a) Each Party may request Advances from the Cash Pool from time to time during the period from the date hereof until this Agreement is terminated by written agreement of the Parties; provided, however, that the aggregate amount of all Advances to be requested by any Party hereunder shall not exceed the applicable borrowing limits, if any, established by such Party's Board of Directors and any regulatory authority having jurisdiction over such Party or established pursuant to any agreement binding upon such Party; and provided, further, that UNITIL Power may not receive any Advances hereunder until specifically authorized to receive such Advances by the New Hampshire Public Utilities Commission ("NHPUC").

     Section 3.02. To the extent possible, Advances will be made first from Surplus Funds and second from Bank Borrowings.

     Section 3.03. Surplus Advances will be made on a pro rata basis from the Surplus Funds contributed to the Cash Pool by each Party in the proportion which each Party's Surplus Funds in the Cash Pool bear to the total amount of Surplus Funds in the Cash Pool.

Section 4.  Interest on Advances.

     Each Party receiving an Advance shall pay interest on the unpaid principal amount of such Advance to the Cash Pool from the date of such Advance until such principal amount shall be paid in full. The interest rate applicable on any day to Surplus Advances shall be the daily rate of interest applicable to loans to UNITIL by the bank designated from time to time by UNITIL as its "lead bank". The interest rate applicable on any day to Bank Advances shall be calculated to produce an aggregate interest charge on all such Bank Advances, at a rate which shall be uniform for all such Bank Advances, equal to the net cost to UNITIL of the Bank Borrowings used to fund such Bank Advances on such day.

Section 5.  Repayment of Advances.

     Each Party receiving an Advance shall repay the principal amount of such Advance to the Cash Pool, together with all interest accrued thereon, within 365 days of the date on which such Advance was made, unless such day on which payment is due is not a Business Day, in which case such payment shall be made on the preceding Business Day.

Section 6.  Bank Fees.

     During the first year of this Agreement the costs of compensating balances, commitment fees and fees paid to banks to maintain bank accounts and credit lines for purposes of Bank Advances shall be allocated provisionally among the Parties at the discretion of UNITIL Service. In each year thereafter such costs and fees shall be allocated provisionally to each Party on a pro rata basis in the proportion which each Party's aggregate principal amount of Advances for the prior calendar year bore to the aggregate principal amount of all Advances for such prior calendar year. Such costs and fees shall be retroactively reallocated at the end of each calendar year on a pro rata basis in the proportion which each Party's aggregate principal amount of Advances for such calendar year bore to the aggregate principal amount of all Advances for such calendar year.

Section 7.  Event of Default.

     If any Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Party seeking to adjudicate it a bankrupt or insolvent, then the other Parties may declare the unpaid principal amount of any Advances to such Party, and all interest thereon, to be forthwith due and payable and all such amounts shall forthwith become due and payable.

Section 8.  Amendments, Waivers.

     This Agreement may not be modified or amended in any respect except in writing executed by the Parties. No provision of this Agreement shall be deemed waived unless such waiver is set forth in writing and executed by the Party making such waiver.

Section 9.  Legal Responsibility.

     Nothing herein contained shall render any Party liable for the obligations of any other Party hereunder and the rights, obligations and liabilities of the Parties are several in accordance with their respective obligations, and not joint.

Section 10.  Records and Administration.

     UNITIL Service shall be responsible for the administration of this Agreement and for ensuring that all relationships and arrangements between the Parties hereunder are in compliance with the authorization and any applicable limitations of Report and Supplemental Order No. 17,343 of the NHPUC. UNITIL Service shall further be responsible for the determination of all applicable interest rates and charges to be applied to Advances outstanding at any time hereunder, shall maintain records of all Advances, interest charges and accruals and interest and principal payments for purposes hereof, and shall prepare regular reports thereof for the Parties.

Section 11.  Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Hampshire.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                CONCORD ELECTRIC COMPANY


                          By:
                               ---------------------------------------------
                               Peter J. Stulgis, Vice President


                          By:
                               ---------------------------------------------
                               Charles J. Kershaw, Jr., Assistant Treasurer


                          EXETER & HAMPTON ELECTRIC COMPANY


                          By:
                               ----------------------------------------------
                               Peter J. Stulgis, Vice President


                          By:
                               ----------------------------------------------
                               Charles J. Kershaw, Jr., Assistant Treasurer

                          UNITIL Corporation

                          By:
                               ----------------------------------------------
                               Peter J. Stulgis, Vice President


                          By:
                               ----------------------------------------------
                               Charles J. Kershaw, Jr., Assistant Treasurer


                          UNITIL Power Corp.


                          By:
                               ----------------------------------------------
                               Michael J. Dalton, President


                          By:
                               ----------------------------------------------
                               Douglas K. Macdonald, Treasurer


                          UNITIL Service Corp.


                          By:
                               ----------------------------------------------
                               Peter J. Stulgis, President


                          By:
                               ----------------------------------------------
                               Charles J. Kershaw, Jr., Treasurer

                         FIRST AMENDMENT TO CASH POOLING

                               AND LOAN AGREEMENT

     This First Amendment to Cash Pooling and Loan Agreement is dated as of the 15th day of December 1986.

     WHEREAS, UNITIL Corporation, a New Hampshire corporation ("UNITIL"), Concord Electric Company, a New Hampshire corporation ("Concord"), Exeter & Hampton Electric Company, a New Hampshire corporation ("Exeter"). UNITIL Power Corp., a New Hampshire corporation ("UNITIL Power") and UNITIL Service Corp., a New Hampshire corporation ("UNITIL Service") are parties to a Cash Pooling and Loan Agreement dated as of February 1, 1985 (the "Agreement"); and

     WHEREAS, UNITIL has acquired all of the outstanding capital stock of UNITIL Realty Corp., a New Hampshire corporation ("Realty Corp."); and

     WHEREAS, Realty Corp. and each of the parties to the Agreement desire that Realty Corp. become a party to the Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged by each party to the others, the parties hereto agree as follows:

     1. Realty Corp. is hereby admitted as a party to the Agreement and shall be considered a "Party" " defined therein for all purposes thereof. By its execution hereof, Realty Corp. agrees to be bound by all provisions of the Agreement as if it were originally a party thereto.

     2. All provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          By:
                               ----------------------------------------------
                               Peter J. Stulgis, Vice President


                          By:
                               ----------------------------------------------
                               Charles J. Kershaw, Jr., Assistant Treasurer


                          EXETER & HAMPTON ELECTRIC COMPANY


                          By:
                               ----------------------------------------------
                               Peter J. Stulgis, Vice President


                          By:
                               ----------------------------------------------
                               Charles J. Kershaw, Jr., Assistant Treasurer


                          UNITIL Corporation

                          By:
                               ----------------------------------------------
                               Peter J. Stulgis, Vice President


                          By:
                               ----------------------------------------------
                               Charles J. Kershaw, Jr., Assistant Treasurer


                          UNITIL Power Corporation

                          By:
                               ----------------------------------------------
                               Michael J. Dalton, President


                          By:
                               ----------------------------------------------
                               Douglas K. Macdonald, Treasurer


                          UNITIL Realty Corp.


                          By:
                               ----------------------------------------------
                               Charles J. Kershaw, Jr., President


                          By:
                               ----------------------------------------------
                               Richard F. Gilmore, Treasurer


                          UNITIL Service Corp.


                          By:
                               ----------------------------------------------
                               Peter J. Stulgis, President


                          By:
                               ----------------------------------------------
                               Charles J. Kershaw, Jr., Treasurer

                               SECOND AMENDMENT TO

                         CASH POOLING AND LOAN AGREEMENT

     This Second Amendment to the Cash Pooling and Loan Agreement to become effective at the time of the Merger of Fitchburg Gas and Electric Light Company into UNITIL Corporation and dated April 29, 1992.

     WHEREAS, UNITIL Corporation, a New Hampshire corporation ("UNITIL"), Concord Electric Company, a New Hampshire corporation ("Concord"), Exeter & Hampton Electric Company, a New Hampshire corporation ("Exeter"), UNITIL Power Corp., a New Hampshire corporation ("UNITIL Power"), UNITIL Realty Corp.; a New Hampshire corporation ("UNITIL Realty") and UNITIL Service Corp., a New Hampshire corporation ("UNITIL Service") are parties to a Cash Pooling and Loan Agreement dated as of February 1, 1985, as amended as of December 15, 1986 (the "Agreement"); and

     WHEREAS, UNITIL has acquired through merger all of the outstanding Common Stock of Fitchburg Gas and Electric Light Company, a Massachusetts corporation ("Fitchburg"); and

     WHEREAS, UNITIL has become a registered holding company under provisions of the Public Utility Holding Company Act of 1935 ("PUCHA"), and

     WHEREAS, Fitchburg and each of the parties to the Agreement desire that Fitchburg become a party to the Agreement and that UNITIL conform to the provisions of the PUCHA.

     NOW, THEREFORE in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged by each party to the others, the parties hereto agree as follows:

     1. Fitchburg is hereby admitted as a party to the Agreement and shall be considered a "party" as defined therein for all purposes thereof. By its execution hereof, Fitchburg agrees to be bound by all provisions of the Agreement as if it were originally a parry thereto.

     2. Effective as of the date of the Merger, UNIM agrees to no longer request or receive Advances from the Cash Pool, but will receive all other benefits associated with this arrangement and bound by all other provisions of this Agreement;

     3. Except as described above, all provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          UNITIL CORPORATION


                          By:
                               ----------------------------------------------
                                   MICHAEL J. DALTON, President


                          By:
                               ----------------------------------------------
                                   Gail S. Brown, Treasurer


                          CONCORD ELECTRIC COMPANY


                          By:
                               ----------------------------------------------
                                   Michael J. Dalton, President


                          By:
                               ----------------------------------------------
                                   Charles J. Kershaw, Jr., Treasurer


                          EXETER & HAMPTON ELECTRIC COMPANY


                          By:
                               ----------------------------------------------
                                   Michael J. Dalton, President


                          By:
                               ----------------------------------------------
                                   Charles J. Kershaw, Jr., Treasurer


                          FITCHBURG GAS AND ELECTRIC LIGHT COMPANY


                          By:
                               ----------------------------------------------
                                   Frank L. Childs, President


                          By:
                               ----------------------------------------------
                                   Charles J. Kershaw, Jr., Treasurer

                          UNITIL POWER CORP.


                          By:
                               ----------------------------------------------
                                   Michael J. Dalton, President


                          By:
                               ----------------------------------------------
                                   Charles J. Kershaw, Jr., Treasurer


                          UNITIL REALTY CORP.


                          By:
                               -----------------------------------------------
                                   Frank L. Childs, President


                          By:
                               -----------------------------------------------
                                   Charles J. Kershaw, Jr., Treasurer


                          UNITIL SERVICE CORP.


                          By:
                               -----------------------------------------------
                                   Peter J. Stulgis, President


                          By:
                               -----------------------------------------------
                                   Charles J. Kershaw, Jr., Treasurer

                           THIRD PROPOSED AMENDMENT TO

                         CASH POOLING AND LOAN AGREEMENT

     This  Third  Amendment  to the Cash  Pooling  and Loan  Agreement  is dated
_______________.

     WHEREAS, UNITIL Corporation, a New Hampshire corporation ("UNITIL"), Concord Electric Company, a New Hampshire corporation ("Concord"), Exeter & Hampton Electric Company, a New Hampshire corporation ("Exeter"), Fitchburg Gas and Electric Light Company, a Massachusetts Corporation, UNITIL Power Corp., a New Hampshire corporation ("UNITIL Power"), UNITIL Realty Corp., a New Hampshire corporation ("UNITIL Realty") and UNITIL Service Corp., a New Hampshire corporation ("UNITIL Service") are parties to a Cash Pooling and Loan Agreement dated as of February 1, 1985, as amended; and

     WHEREAS, UNITIL has acquired all the outstanding capital stock of UNITIL Resources, Inc., a New Hampshire Corporation ("UNITIL Resources"), and

     WHEREAS, UNITIL Resources and each of the parties to the Agreement desire that UNITIL Resources become a party to the Agreement;

     NOW, THEREFORE in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged by each party to the others, the parties hereto agree as follows:

     1. UNITIL Resources is hereby admitted as a party to the Agreement and shall be considered a "party" as defined therein for all purposes thereof. By its execution hereof, UNITIL Resources agrees to be bound by all provisions of the Agreement as if it were originally a party thereto.

     2. All provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be executed by their respective offers thereunto duly authorized, as of the date first above written.

                          UNITIL CORPORATION


                          By:
                               ----------------------------------------------
                                   Michael J. Dalton, President


                          By:
                               ----------------------------------------------
                                   Gail A. Siart, Treasurer

                          CONCORD ELECTRIC COMPANY
                          EXETER & HAMPTON ELECTRIC COMPANY
                          FITCHBURG GAS AND ELECTRIC LIGHT COMPANY


                          By:
                               ----------------------------------------------
                                   Michael J. Dalton, President


                          By:
                               ----------------------------------------------
                                   Mark H. Collin, Treasurer


                          UNITIL POWER CORP.


                          By:
                               ----------------------------------------------
                                   James Daly, President


                          By:
                               ----------------------------------------------
                                   Mark H. Collin, Treasurer


                          UNITIL REALTY CORP.


                          By:
                               ----------------------------------------------
                                   Gail A. Siart, President


                          By:
                               ----------------------------------------------
                                   Mark H. Collin, Treasurer


                          UNITIL RESOURCES, INC.


                          By:
                               ----------------------------------------------
                                   George R. Gantz, President


                          By:
                               ----------------------------------------------
                                   Gail A. Siart, Treasurer

                          UNITIL SERVICE CORP.


                          By:
                               ----------------------------------------------
                                   Peter J. Stulgis, President


                          By:
                               ----------------------------------------------
                                   Mark H. Collin, Treasurer